As filed with the Securities and Exchange Commission on September 23, 2003

Registration No. 33-63470

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Brookstone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1182895
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

17 Riverside Street

Nashua, New Hampshire 03062

(Address of principal executive offices, including zip code)

1991 STOCK PURCHASE AND OPTION PLAN

1992 EQUITY INCENTIVE PLAN

1992 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Philip W. Roizin	David B. Walek
Brookstone, Inc.	Ropes & Gray LLP
17 Riverside Street	One International Place
Nashua, New Hampshire 03062	Boston, Massachusetts 02110
(603) 880-9500	(617) 951-7000

(Name, Address and Telephone Number, including Area Code, of Agents for Service)

INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Post-Effective Amendment No. 1”), filed pursuant to Instruction E of Form S-8, relates to the Registration Statement on Form S-8 (No. 33-63470) of Brookstone, Inc. (the “Registrant” or the “Company”) filed by the Company with the Securities and Exchange Commission on May 28, 1993 (the “Registration Statement”). Under the Registration Statement, the Registrant registered 1,578,294 shares of Common Stock, par value $0.001 (the “Common Stock”), to be offered and sold in connection with the Registrant’s 1991 Stock Purchase and Option Plan, 1992 Equity Incentive Plan and 1992 Employee Stock Purchase Plan (the “Plans”). The contents of the Registrant’s Registration Statement on Form S-8 (No. 33-63470) are incorporated by reference in this Post-Effective Amendment No. 1.

POST-EFFECTIVE AMENDMENT NO. 1

On August 19, 2003, the board of directors of the Registrant approved a three-for-two stock split of the Company’s Common Stock, in the form of a stock dividend, to be distributed on September 23, 2003 to all stockholders of record on September 2, 2003 (the “Stock Split”). After giving effect to the Stock Split, the aggregate number of shares of Common Stock that may be issued under the Plans increases from 1,578,294 to 2,367,441.

The purpose of this Post-Effective Amendment No. 1 is to reflect, in accordance with Rule 416(b) of the Securities Act of 1933, as amended, the change in the amount of securities registered under this Registration Statement, on account of the Stock Split, from 1,578,294 to 2,367,441.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused the Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, New Hampshire, on this 23rd day of September, 2003.

BROOKSTONE, INC.

By: /s/    Michael F. Anthony

        Name: Michael F. Anthony

        Title: Chairman of the Board of Directors,

        President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated.

Signature	Capacity
* Michael F. Anthony	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Philip W. Roizin Philip W. Roizin	Executive Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Mone Anathan, III	Director

* Michael L. Glazer	Director

* Kenneth E. Nisch	Director

* Andrea M. Weiss	Director

*By: /s/ Michael F. Anthony For himself in the capacities indicated above and as attorney-in-fact

Date: September 23, 2003